SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  1/31/2006
File number 811-5686
Series No.: 11

72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                       $  9,486
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                       $  1,586
             Class C                       $  1,315
             Class R                       $     71
             Investor Class                $    415
             Institutional Class           $    269

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
         1.  Dividends from net investment income
             Class A                        $0.3021
         2.  Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                        $0.1952
             Class R                        $0.1952
             Class C                        $0.2665
             Investor Class                 $0.3040
             Institutional Class            $0.3690

74U.     1.  Number of shares outstanding (000's Omitted)
             Class A                        32,482
         2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                         7,957
             Class C                         6,639
             Class R                           339
             Investor Class                  1,375
             Institutional Class               859


74V.     1.  Net asset value per share (to nearest cent)
             Class A                        $29.72
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                        $29.81
             Class C                        $29.75
             Class R                        $29.73
             Investor Class                 $29.69
             Institutional Class            $29.72